Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Third-Quarter 2016 Financial Results

•	Total Revenues of $190.5 Million

•	Adjusted EPS of $0.41 and Diluted EPS of $0.44

•	Company Issues Fiscal Fourth-Quarter and Updates Fiscal Year 2016 Financial Guidance

SALT LAKE CITY, UTAH, May 3, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal third-quarter 2016, provided an update on recent business highlights, provided fiscal-fourth quarter financial guidance and updated its fiscal year 2016 financial guidance.

“For the fourth consecutive quarter we have exceeded our financial projections and the highlight of this quarter was strong growth from new products including Prolaris® and Vectra DA®,” said Mark C. Capone, president and chief executive officer of Myriad. “Importantly, we made significant progress in securing new product reimbursement coverage this quarter, and coupled with positive developments in our other development programs, we remain confident in our ability to deliver on our five-year strategic goals.”

Financial Highlights

•	Below are tables summarizing the financial results and revenue by product class for our fiscal third-quarter 2016:

Revenue

	Fiscal Third-Quarter
($ in millions)	2016	2015	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$156.3	$159.0	(2%)
Vectra DA testing revenue	12.3	10.5	17%
Prolaris testing revenue	5.2	0.5	940%
Other testing revenue	3.6	3.0	20%

Total molecular diagnostic testing revenue	177.4	173.0	3%

Pharmaceutical and clinical service revenue	13.1	7.0	87%

Total Revenue	$190.5	$180.0	6%

Income Statement

	Fiscal Third-Quarter
($ in millions)	2016	2015	% Change
Total Revenue	$190.5	$180.0	6%
Gross Profit	150.3	143.7	5%
Gross Margin	78.9%	79.8%
Operating Expenses	107.7	108.0	0%
Operating Income	42.6	35.7	19%
Operating Margin	22.4%	19.8%
Adjusted Operating Income	45.8	46.3	(1%)
Adjusted Operating Margin	24.0%	25.7%
Net Income	32.6	21.4	52%
Diluted EPS	0.44	0.29	52%
Adjusted EPS	$0.41	$0.40	3%

Business Highlights

•	myRisk® Hereditary Cancer

•	NCCN updated its professional guidelines for hereditary cancer to include additional surgical risk-reduction considerations for multiple genes on the myRisk Hereditary cancer panel including PALB2, BRIP1, RAD51C and RAD51D. Additionally, NCCN expanded criteria for hereditary pancreatic and prostate cancer increasing the number of patients in the United States eligible for testing in these indications to approximately 25,000.

•	At the Society for Gynecological Oncology (SGO) meeting in March, Myriad presented data in 381 endometrial cancer patients showing that myRisk Hereditary Cancer identified 60 percent more deleterious mutations than traditional single syndrome screening.

•	At the American College of Medical Genetics and Genomics annual meeting, Myriad presented data demonstrating that one of its proprietary myVision algorithmic variant classification tools, Pheno®, could be utilized on a broader set of cancer risk genes with greater than 99.5 percent accuracy in classification of variants of unknown significance.

•	Vectra® DA

•	Vectra DA volumes were up 18 percent year-over-year and 11 percent sequentially in the fiscal third-quarter with approximately 42,500 tests performed.

•	Expanded the successful practice integration pilot program to the national phase with our entire rheumatology sales team in the fiscal-third quarter.

•	Signed two private insurance contracts totaling 2 million additional covered lives for Vectra DA.

•	Prolaris®/Urology

•	Prolaris sample volume was up 90 percent year-over-year and 21 percent sequentially with approximately 4,300 tests ordered.

•	Signed multiple additional private insurance contracts bringing our total covered private lives to 28 million.

•	myPath® Melanoma

•	The second validation study on myPath Melanoma demonstrating a 90 percent diagnostic accuracy in differentiating melanoma from benign nevi has been submitted to a major dermatology journal and we anticipate acceptance in the fiscal fourth-quarter.

•	Additionally, the clinical utility study on myPath Melanoma has been submitted for publication and we also anticipate acceptance of this study in the fiscal fourth-quarter.

•	Companion Diagnostics

•	Presented data at the recent SGO meeting demonstrating that myChoice HRD predicted both progression free survival and overall survival in platinum treated ovarian cancer patients. The test also performed substantially better than any of the individual proprietary markers (LOH, TAI, LST) in isolation.

•	Announced a research collaboration with TESARO and Merck to evaluate myChoice® HRD and Myriad’s other tumor tests to predict responders to an investigational combination therapy including Merck’s anti-PD-1 therapy KEYTRUDA and TESARO’s PARP inhibitor niraparib.

•	Announced a research collaboration with AbbVie in non-small cell lung cancer to utilize myChoice HRD and Myriad’s other new tumor companion diagnostics to help identify potential responders to veliparib.

•	International

•	International revenues were up 40 percent year-over-year in the third quarter and accounted for approximately five percent of total product revenue in the quarter.

•	The French government has established provisional funding for EndoPredict and other breast prognostic tests beginning in April. France represents a market opportunity of approximately 25,000 tests per year for EndoPredict.

•	Signed an agreement with Hospital Corporation of America in the United Kingdom covering testing for hereditary cancer, Tumor BRACAnalysis CDx, EndoPredict and Prolaris. HCA manages six hospitals seeing approximately 500,000 patients per year in the UK.

•	Share Repurchase

•	During the quarter, the Company repurchased approximately 1.2 million shares, or $45 million, of common stock under our share repurchase program and ended the quarter with approximately $47 million remaining on our current share repurchase authorization.

Fiscal Fourth-Quarter and Fiscal Full-Year 2016 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2016 and fiscal fourth-quarter 2016 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Fourth-Quarter 2016	$186-$188 million	$0.36-$0.38	$0.32-$0.34
Fiscal Year 2016	$753-$755 million	$1.63-$1.65	$1.48-$1.50

The Company is providing fourth-quarter revenue guidance of $186 to $188 million and adjusted earnings per share of $0.36 to $0.38. As a result, the Company is narrowing the range for its fiscal full year revenue guidance to total revenue of $753 to $755 million and updating its adjusted earnings per share guidance to $1.63 to $1.65.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during its conference call today to discuss the fiscal third-quarter financial results and fiscal fourth-quarter and fiscal year 2016 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, May 3, 2016, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal third-quarter, business developments and financial guidance. The dial-in number for domestic callers is (888) 224-7964. International callers may dial (303) 223-4373. All callers will be asked to reference reservation number 21809474. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016	Mar 31, 2015
Molecular diagnostic testing	$177.4	$173.0	$532.0	$516.6
Pharmaceutical and clinical services	13.1	7.0	35.4	16.6

Total revenue	190.5	180.0	567.4	533.2
Costs and expenses:
Cost of molecular diagnostic testing	33.6	33.0	98.6	100.9
Cost of pharmaceutical and clinical services	6.6	3.3	18.7	8.1
Research and development expense	17.2	16.7	51.1	56.8
Selling, general, and administrative expense	90.5	91.3	267.8	269.4

Total costs and expenses	147.9	144.3	436.2	435.2

Operating income	42.6	35.7	131.2	98.0
Other income (expense):
Interest income	0.3	0.1	0.5	0.3
Other	0.2	(0.3)	—	1.1

Total other income (expense)	0.5	(0.2)	0.5	1.4
Income before income taxes	43.1	35.5	131.7	99.4
Income tax provision	10.5	14.1	42.1	37.9

Net income	$32.6	$21.4	$89.6	$61.5

Earnings per share:
Basic	$0.46	$0.30	$1.28	$0.85
Diluted	$0.44	$0.29	$1.22	$0.82
Weighted average shares outstanding
Basic	70.9	70.7	70.1	72.0
Diluted	73.5	73.9	73.2	75.1

Consolidated Balance Sheets (Unaudited)

(in millions)	Mar 31, 2016	Jun. 30, 2015
Current assets:
Cash and cash equivalents	$120.5	$64.1
Marketable investment securities	96.2	80.7
Prepaid expenses	21.1	12.5
Inventory	25.3	25.1
Trade accounts receivable, less allowance for doubtful accounts of $6.5 March 31, 2016 and $7.6 June 30, 2015	91.1	85.8
Deferred taxes	—	13.5
Prepaid taxes	15.3	—
Other receivables	2.9	1.9

Total current assets	372.4	283.6

Property, plant and equipment, net	60.0	67.2
Long-term marketable investment securiteis	69.7	40.6
Intangibles, net	183.2	192.6
Goodwill	177.9	177.2
Other assets	5.0	5.0

Total assets	$868.2	$766.2

Current liabilities:
Accounts payable	$13.8	$21.1
Accrued liabilities	50.8	46.1
Deferred revenue	1.5	1.5

Total current liabilities	66.1	68.7

Unrecognized tax benefits	24.0	26.4
Other long-term liabilities	7.7	8.8
Long-term deferred taxes	0.2	0.2

Total liabilities	98.0	104.1
Stockholders’ equity:
Common stock, 70.4 and 68.9 shares outstanding at March 31, 2016 and June 30, 2015 respectively	0.7	0.7
Additional paid-in capital	847.0	745.4
Accumulated other comprehensive loss	(8.3)	(7.0)
Accumulated deficit	(69.2)	(77.0)

Total stockholders’ equity	770.2	662.1

Total liabilities and stockholders’ equity	$868.2	$766.2

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Mar 31, 2016	Mar 31, 2015
Cash flows from operating activities:
Net income	$89.6	$61.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20.0	18.4
Loss (gain) on disposition of assets	(0.4)	0.1
Share-based compensation expense	23.9	31.6
Bad debt expense	23.5	23.5
Deferred income taxes	31.5	(1.0)
Unrecognized tax benefits	(2.4)	1.9
Excess tax benefit from share-based compensation	(17.9)	(3.2)
Changes in assets and liabilities:
Prepaid expenses	(8.7)	(3.0)
Trade accounts receivable	(28.7)	(32.2)
Other receivables	(1.0)	0.9
Inventory	(0.2)	(4.9)
Prepaid taxes	(15.3)	13.6
Accounts payable	(6.9)	(6.4)
Accrued liabilities	2.9	(11.5)
Deferred revenue	—	0.2

Net cash provided by operating activities	109.9	89.5

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(2.8)	(21.9)
Acquisitions, net of cash acquired	—	(20.1)
Purchases of marketable investment securities	(131.4)	(55.1)
Proceeds from maturities and sales marketable investment securities	86.6	140.8

Net cash provided by (used in) investing activities	(47.6)	43.7

Cash flows from financing activities:
Net proceeds from common stock issued undershare-based compensation plans	85.9	25.6
Excess tax benefit from share-based compensation	17.9	3.2
Repurchase and retirement of common stock	(107.9)	(165.9)

Net cash used in financing activities	(4.1)	(137.1)

Effect of Foreign exchange rates on cash and cash equivalents	(1.8)	(5.7)
Net increase (decrease) in cash and cash equivalents	56.4	(9.6)
Cash and cash equivalents at beginning of year	64.1	64.8

Cash and cash equivalents at end of period	$120.5	$55.2

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s significant progress in securing new product reimbursement coverage this quarter; positive developments in the Company’s other development programs; the Company’s confidence in its ability to deliver on its five-year strategic goals; NCCN expanded criteria for hereditary pancreatic and prostate cancer increasing the number of patients in the United States eligible for testing in these indications to approximately 25,000; the Company’s expectation of acceptance of its second validation study on myPath Melanoma by a major dermatology journal in the fiscal fourth-quarter; the Company’s anticipation of acceptance of its clinical utility study on myPath Melanoma for publication in the fiscal fourth-quarter; France representing a market opportunity of approximately 25,000 tests per year for EndoPredict; the Company’s fourth-quarter revenue guidance of $186 to $188 million and adjusted earnings per share of $0.36 to $0.38 and the Company’s narrowed range for its fiscal full year revenue guidance to total revenue of $753 to $755 million and raised adjusted earnings per share guidance to $1.63 to $1.65, as further discussed under the caption “Fiscal Third-Quarter and Fiscal Full-Year 2016 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2015, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Severance – executive severance: Represents one-time severance expenses associated with the departure of executive officers of Myriad Genetics, Inc.

•	Discontinued operations - One-time charges associated with the closing of business units.

•	Tax expense associated with R&D tax credit reserves – One time net benefits associated with the release of R&D tax credit reserves.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Nine Months ended March 31, 2016 and 2015

(Unaudited data in millions, except per share amount)

	Three Months Ended		Nine Months Ended
	Mar. 31, 2016	Mar. 31, 2015	Mar. 31, 2016	Mar. 31, 2015
GAAP Cost of molecular diagnostic testing	$33.6	$33.0	$98.6	$100.9
GAAP Cost of pharmaceutical and clinical services	6.6	3.3	18.7	8.1
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$40.2	$36.3	$117.3	$109.0

Non-GAAP Gross Margin	79%	80%	79%	80%

GAAP Research and Development	$17.2	$16.7	$51.1	$56.8
Severance - executive severance	—	(0.4)	—	(0.4)
Discontinued operations	—	(0.2)	—	(0.2)
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.2)

Non-GAAP R&D	$17.1	$16.0	$50.8	$56.0

GAAP Selling, General and Administrative	$90.5	$91.3	$267.8	$269.4
Severance - executive severance	—	(6.8)	—	(11.1)
Acquisition - amortization of intangible assets	(3.1)	(3.1)	(9.2)	(9.2)

Non-GAAP SG&A	$87.4	$81.4	$258.6	$249.1

GAAP Operating Income	$42.6	$35.7	$131.2	$98.0
Discontinued operations	—	0.2	—	0.2
Severance - executive severance	—	7.2	—	11.5
Acquisition - amortization of intangible assets	3.2	3.2	9.5	9.4

Non-GAAP Operating Income	$45.8	$46.3	$140.7	$119.1

Non-GAAP Operating Margin	24%	26%	25%	22%

GAAP Net Income	$32.6	$21.4	$89.6	$61.5
Severance - executive severance	—	7.2	—	11.5
Discontinued operations	—	0.2	—	0.2
Acquisition - amortization of intangible assets	3.2	3.2	9.5	9.4
Tax expense associated with R&D tax credit reserves	(6.0)	—	(6.0)	—
Tax expense associated with Non-GAAP adjustments	—	(2.7)	—	(4.4)

Non-GAAP Net Income	$29.8	$29.3	$93.1	$78.2

GAAP Diluted EPS	$0.44	$0.29	$1.22	$0.82
Non-GAAP Diluted EPS	$0.41	$0.40	$1.27	$1.04

Diluted shares outstanding	73.5	73.9	73.2	75.1

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Nine Months Ended
	Mar. 31, 2016	Mar. 31, 2015	Mar. 31, 2016	Mar. 31, 2015
GAAP cash flow from operations	$44.1	$29.9	$109.9	$89.5
Capital expenditures	(0.7)	(4.5)	(2.8)	(21.9)

Free cash flow	$43.4	$25.4	$107.1	$67.6

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2016 and Fiscal Fourth-Quarter 2016 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2016
Diluted net income per share
GAAP diluted net income per share	$1.48 - $1.50
Acquisition - amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.63 - $1.65

Fiscal Fourth-Quarter 2016
Diluted net income per share
GAAP diluted net income per share	$0.32 - $0.34
Acquisition - amortization of intangible assets	0.04

Non-GAAP diluted net income per share	$0.36 - $0.38